UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2007

Pemco Aviation Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13829	84-0985295
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1943 North 50th Street

Birmingham, Alabama 35212

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (205) 592-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 29, 2007, the Company entered into a First Amendment to Amended and Restated Credit Agreement (“First Amendment”) with Wachovia Bank, National Association (“Wachovia”) and Compass Bank (“Compass” and collectively with Wachovia, the “Lenders”). The First Amendment extends the maturity date of the Company’s borrowings from the Lenders under the Amended and Restated Credit Agreement from August 31, 2007 until September 28, 2007. All other terms and conditions of the Amended and Restated Credit Agreement remain the same.

The foregoing description of the terms of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

10.1	First Amendment to Amended and Restated Credit Agreement, dated August 29, 2007, by and among the Company, certain of its subsidiaries, Wachovia Bank, National Association, as Agent, and the lenders identified therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEMCO AVIATION GROUP, INC.

Dated: September 5, 2007	By:	/s/ Randall C. Shealy
	Name: Title:	Randall C. Shealy Senior Vice President and Chief Financial Officer